EXHIBIT 10 (q)

ALBERTO-CULVER COMPANY

DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

1.    Purpose. The principal purposes of the Deferred Compensation Plan for Non-Employee Directors (“Plan”) are to (i) benefit Alberto-Culver Company (“Company”) and its subsidiaries by offering its non-employee directors an opportunity to become holders of common stock, par value $.01 per share (“Common Stock”), in order to enable them to represent the viewpoint of other stockholders of the Company more effectively and (ii) permit non-employee directors to defer all or a portion of the fees that they receive as directors of the Company in the investments listed from time to time on Annex A hereto (the “Investments”). At the time of approval by the stockholders of the Company, the name of the Company was New Aristotle Holdings, Inc. Following the time of approval, the name of the Company will be changed to Alberto-Culver Company.

At the time of approval of the Plan by the stockholders of the Company, a plan with the same name was maintained by Alberto-Culver Company, as then constituted (EIN: 36-2257936) (the “Prior Plan”). As of the Effective Date, as defined in Section 8(c), (i) all amounts that were deferred or became vested under the Prior Plan on or after January 1, 2005 with respect to current or former directors of the Company shall be credited to Participant accounts and be paid pursuant to the terms of this Plan, and (ii) all amounts that were deferred or became vested prior to January 1, 2005 with respect to current or former directors of the Company shall continue to be governed by the Prior Plan.

2.    Plan Participants. Each director who is not an officer or employee of the Company or any of its subsidiaries shall be a participant under the Plan (“Participant”).

3.    Administration. The Plan shall be administered by the Board of Directors of the Company (“Board”). The Board shall have full power to construe, administer and interpret the Plan. The Board’s decisions are final and binding on all parties. All fees and expenses incurred by the Plan in connection with its administration shall be paid by the Company, except for investment management and other fees charged by advisors for managing the Investments.

4.    Director Fee Elections.

(a)    Each Participant shall make one of the following elections in accordance with Section 4(b) and/or 4(c) with respect to his or her annual retainer and meeting fees (collectively, “Director Fees”):

(i)    The Participant may elect to have the Director Fees paid to him or her in cash. Director Fees payable with respect to meetings will be paid as soon as reasonably practicable on or after the date of each such meeting and the annual retainer shall be paid in equal installments on a quarterly basis; or

(ii)    Each Participant may elect to defer receipt of all of the Director Fees in an account (the “Deferred Account”) until (a) one month after the date on which his or her service on the Board terminates for any reason or (b) any specific date selected by the Participant. Participants may also elect to receive one lump sum payment or substantially equal annual installments (which may fluctuate during this period depending on the performance of the Investments in the Deferred

Account), not to exceed five installments, of all amounts deferred. In the absence of an election to the contrary, in whole or in part, deferred amounts will be paid in a single lump sum one month after the date on which the Participant’s service on the Board terminates for any reason. Amounts deferred pursuant to this Section 4(a)(ii) will be deferred on a quarterly basis by taking the cash value of all Director Fees payable during the quarterly periods ending on the last day of January, April, July and October. Such amounts will be invested in one or more of the Investments pursuant to an investment form (“Investment Form”).

(iii)    The Participant may elect to receive a distribution of the number of shares of Common Stock equal to the cash value of all Director Fees payable during the quarterly periods ending on the last day of March, June, September, and December, divided by the Fair Market Value of a share of Common Stock on the last trading day of each such quarterly period. Each distribution shall be evidenced by a certificate representing the applicable number of shares of Common Stock, registered in the name of the Participant, and distributed to the Participant on or as soon as reasonably practicable after each quarterly date noted in the preceding sentence. Such quarterly distributions of Common Stock will be made only in whole-share increments. The cash value of any fractional share, based upon the Fair Market Value for the applicable quarterly period as calculated above, shall be paid to the Participant in cash at the time of the Common Stock distribution.

(b)    Except as provided in the next paragraph, on or before the end of each calendar year, each Participant shall complete a form specifying the elections described above with respect to Director Fees (“Election Form”) and deliver the Election Form to the General Counsel of the Company (“General Counsel”); provided, however, that deferrals under this Plan for Director Fees earned in 2006 shall be governed by deferral elections made for 2006 under the Prior Plan.

A Participant’s elections shall be in increments of 25% with respect to the elections available in Section 4(a) above. Amounts deferred pursuant to Section 4(a)(ii) above may be allocated pursuant to an Investment Form to specific Investments in whole increments of 1% where the amount deferred pursuant to Section 4(a)(ii) rather than the Director Fees paid shall be considered 100% for purposes of this allocation.

An Election Form shall remain in effect for subsequent calendar years until a subsequent Election Form is delivered to the General Counsel before the first day of the calendar year in which the new Election Form is to become effective. Except as provided in Section 4(c), an initial Election Form or a subsequent Election Form shall only apply to those Director Fees payable to a Participant with respect to services rendered after the end of the calendar year in which such initial or subsequent Election Form is delivered to the General Counsel. Except as provided in the first sentence of Section 6, any Election Form delivered by a Participant shall be irrevocable with respect to any Director Fee covered by the elections set forth therein (but may be amended by a subsequent Election Form applicable to those Director Fees payable to a Participant with respect to services rendered after the end of the calendar year in which such form was delivered to the General Counsel). If an Election Form is not in effect for a Participant for a calendar year (e.g., the Participant has not completed an initial Election Form), he or she shall be deemed to have elected the option specified in this Section 4(a)(i) until a completed Election Form has been delivered to the General Counsel and has become effective.

(c)    Notwithstanding the preceding provisions of this Section 4, an election made by a Participant in the calendar year in which he or she first becomes eligible to participate in the Plan may be made pursuant to an Election Form delivered to the General Counsel within 30 days after the date on which he or she initially becomes eligible to participate, and such Election Form shall be effective on the first day of the first quarterly period commencing January 1, April 1, July 1, or October 1, as applicable, following the date such Election Form is delivered to the General Counsel.

5.    Participant Accounts.

(a)    Director Fees deferred pursuant to Section 4(a)(ii) shall be credited to the Participant’s Deferred Account within two business days of receipt by Prudential Bank & Trust, FSB (“Prudential”), the trustee. Dividends paid on the Common Stock Fund portion of the Deferred Account (the “Common Stock Fund”) pursuant to Section 4(a)(ii) shall be credited to the Guaranteed Income Fund. Notwithstanding anything to the contrary contained herein, on the first business day following the closing of the transactions contemplated by the Investment Agreement dated as of June 19, 2006 among the Company, New Aristotle Company, Sally Holdings, Inc., New Sally Holdings, Inc. and CDRS Acquisition LLC (the “Investment Agreement”), each unit in the Common Stock Fund on that date shall represent one share of New Aristotle Holdings, Inc. In addition, an amount equal to (i) the number of units in the Common Stock Fund on that date multiplied by the Fair Market Value of a share of common stock of New Sally Holdings, Inc. on that date plus (ii) the number of units in the Common Stock Fund on that date multiplied by $25, shall be credited to the Guaranteed Income Fund.

(b)    Deferred Accounts pursuant to Section 4(a)(ii) shall be held in a Rabbi Trust (the “Trust”) by Prudential, as trustee. The Company shall be the beneficiary of the Trust, which in the Company’s discretion, may contain the actual Investments. The Trust will be subject to the terms of a trust agreement between the Company and Prudential. Participants may elect to transfer between the Investments only during the ten business days of each quarterly period beginning on the third business day of February, May, August and November. All transactions involving the transfer into or out of the Common Stock Fund must be approved in advance by either the Chairman, CEO or Treasurer plus the General Counsel. Transfers into and out of Investments may only be done in whole increments of 1%. Transfers out of Common Stock may not be executed by selling shares to the public. In no event shall any amount be deposited into any trust, or otherwise set aside in an arrangement designated by the Internal Revenue Service, for the payment of benefits to any Participant during any “restricted period” as defined in Section 409A(b)(3) of the Code, as amended by Section 116 of the Pension Protection Act of 2006.

6.    Distributions.

(a)    Subject to Sections 6(b) and 6(c), the entire balance of a Participant’s Deferred Account shall be paid on the date(s) specified in the Participant’s Election Forms made pursuant to Section 4, however a Participant may change this election provided such change is in accordance with Section 409A of the Internal Revenue Code of 1986 (the “Code”). Except for the Common Stock Fund which will be payable in shares or cash at the option of the Participant, all amounts in the Deferred Account shall be payable in cash on the dates specified in Section 4. The election to take the balance deferred in the Common Stock Fund in cash or Common Stock may be made at any time by the

Participant (or in the event of the Participant’s death, the appropriate person determined in accordance with Section 6(b)) before the date of such scheduled distribution. In the absence of a valid election, amounts deferred in the Common Stock Fund shall be paid in Common Stock and cash for any fractional shares.

(b)    If a Participant’s service on the Board shall terminate by reason of his or her death, or if he or she shall die after becoming entitled to a distribution hereunder, but prior to receipt of his or her entire distribution, all Investments in such Participant’s Deferred Account, except the Common Stock Fund which may be distributed in Common Stock or cash at the election of the Participant’s designated beneficiary, spouse or estate, as described below, shall be distributed in cash as soon as reasonably practicable to such beneficiary or beneficiaries as such Participant shall have designated by an instrument in writing last filed with the General Counsel prior to his or her death, or in the absence of such designation of any living beneficiary, to his or her spouse, or if not then living, to his or her estate.

(c)    Notwithstanding any other provisions of the Plan, (i) the entire balance of each Participant’s Deferred Account (other than the Common Stock Fund) shall be distributed to such Participant as soon as reasonably practicable after the date of the occurrence of a Change in Control in the form of a single lump sum cash payment and (ii) shares of Common Stock and cash for any fractional shares equal to the entire number of shares of Common Stock contained in each Participant’s Common Stock Fund shall be distributed as soon as reasonably practicable after the occurrence of the Change in Control. The cash value of any Director Fees earned but not yet invested or paid pursuant to Section 4(a), as of the date of a Change in Control, shall be paid to the Participant in the form of a single lump sum payment as soon as reasonably practicable after the occurrence of a Change in Control. For purposes of this Section 6(c), the definition of a Change in Control shall be as defined by Section 409A of the Code.

7.    Amendment, Suspension or Termination.    The Board may, at any time and from time to time, suspend or terminate the Plan, in whole or in part, or amend the Plan in such respects as the Board may deem proper and in the best interest of the Company or as may be advisable, provided, however, that no suspension, termination or amendment shall be made which would (i) directly or indirectly deprive any current or former Participant or his or her beneficiaries of all or any portion of his or her Deferred Account as determined as of the effective date of such amendment, suspension or termination, (ii) directly or indirectly reduce the balance of any Deferred Account held hereunder as of the effective date of such amendment, suspension or termination or (iii) except as permitted by Section 409A of the Code, change the timing of any distributions under the Plan. No additional deferred Director Fees shall be credited to the Deferred Accounts of Participants after termination of the Plan.

8.    General Provisions.

(a)    No Participant shall have any right, title, or interest in any assets, accounts or funds that the Company may establish to aid in providing benefits under the Plan or otherwise. The Plan does not create or establish any fiduciary relationships between the Company and the Participant or his or her beneficiary under the Plan, nor will any interest other than that of an unsecured creditor exist.

(b)    For all purposes of the Plan, the Fair Market Value of a share of common stock as of a given date shall be the average of the high and low transaction prices of a share of common stock as reported in the New York Stock Exchange Composite Transactions on such date, or if there shall be no reported transaction for such date, then on the next preceding date for which trades were reported.

(c)    The Plan was approved by stockholders of the Company on November 13, 2006 and shall become effective on the date that the Delaware corporation having the name or previously having the name New Sally Holdings, Inc. (“New Sally”) distributes the then outstanding Common Stock of the Company to holders of common stock, $.01 par value per share, of New Sally (“Effective Date”).

(d)    Nothing contained in the Plan shall constitute a guaranty by the Company or any other person or entity, that the assets of the Company will be sufficient to pay any benefit hereunder. No Participant or beneficiary shall have any right to receive a distribution under the Plan, except in accordance with the terms of the Plan.

(e)    Establishment of the Plan shall not be construed to give any Participant the right to be retained as a member of the Board.

(f)    Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be nonassignable and nontransferable. No part of the amounts payable shall, prior to actual payment, be subject to garnishment, seizure or sequestration for the payment of any debts owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency.

(g)    The Board, General Counsel, employees, officers and directors of the Company shall not be held liable for, and shall be indemnified and held harmless by the Company against, any loss, expense or liability relating to the Plan which arises from any action or determination made in good faith.

(h)    The Company shall withhold from any deferred or nondeferred Director Fee, or any distributions made pursuant to the Plan, any amounts required by applicable federal, state and local tax laws and regulations thereunder to be withheld.

(i)    If any provision of this Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

(j)    Any notice under the Plan shall be in writing and shall be personally delivered, mailed postage paid as first class U.S. Mail or sent by reliable overnight courier. Notices shall be deemed given when actually received by the recipient. Notices shall be directed to the Company at its offices at 2525 Armitage Avenue, Melrose Park, Illinois 60160-1163, Attention: General Counsel; to a Participant at the address stated in his or her Election Form; and to a beneficiary entitled to benefits at the address stated in the Participant’s beneficiary designation, or to such other addresses any party may specify by notice to the other parties.

(k)    This Plan shall be governed by and construed in accordance with the laws of the State of Illinois, without regard to its conflict of laws principles.

ANNEX A

INVESTMENTS